Exhibit 5

April 21, 2004

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, NY 11050

Ladies and Gentlemen:

You (the "Company") have requested our opinion in connection with your filing of a shelf registration statement on Form S-3 (the "Registration Statement") registering up to $200,000,000 aggregate initial offering price of (i) shares of common stock, $.06 par value per share (the "Common Stock"), (ii) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), (iv) stock purchase contracts (the "Stock Purchase Contracts"), (v) units (the "Units") and (vi) depositary shares representing preferred stock ("Depositary Shares" and, together with the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Units, the "Securities") to be issued to the public from time to time and up to $40,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

In furnishing this opinion, we have examined copies of the Registration Statement, your Articles of Incorporation and By-Laws, as amended to date, and the minutes of the meeting of the Board of Directors authorizing the issuance of the Securities. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of your officers and representatives and others.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Common Stock (including any Common Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid and nonassesable.

2.	The Preferred Stock (including any Preferred Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Company's board of directors has adopted and the Company has duly filed with the Secretary of State of Maryland Articles Supplementary to the Company's Articles of Incorporation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (c) the shares of Preferred Stock have been issued, delivered and paid for, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

3.	The Warrants (including any Warrants issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Warrants have been issued, delivered and paid for, and the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been reserved for issuance, such Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

4.	The Stock Purchase Contracts have been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the agreements relating to the Stock Purchase Contracts shall have been duly executed and delivered by the parties thereto, assuming that the terms of such Stock Purchase Contracts are in compliance with then applicable law, the Stock Purchase Contracts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

5.	The Units have been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the agreements relating to the Units shall have been duly executed and delivered by the parties thereto, assuming that the terms of such Units are in compliance with then applicable law, the Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

6.	The Depositary Shares (including any Depositary Shares issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Company's board of directors has adopted and the Company has duly filed with the Secretary of State of Maryland Articles Supplementary to the Company's Articles of Incorporation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock underlying the Depositary Shares and the fractional share of Preferred Stock represented by each Depositary Share prior to issuance thereof, (c) the shares of Preferred Stock represented by the Depositary Shares have been deposited under an enforceable deposit agreement and (d) the Depositary Shares have been issued, delivered, and paid for, such Depositary Shares will be legally issued, fully paid, and nonassesable.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Maryland General Corporation Law and the federal laws of the United States of America.

We hereby consent to be named in the Registration Statement to be filed by you with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP